Exhibit 99.1

Exhibit 99.1 Presentation August 17, 2021

Disclaimer This presentation (the “Presentation”) has been prepared by Jackson Financial Inc. (the “Company”), solely for informational purposes. This presentation contains forward-looking statements which can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates,” “is designed,” “objectives,” “initiatives” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this presentation and include, without limitation, statements regarding our intentions, beliefs, assumptions or current plans and expectations concerning, among other things, our expectations with respect to distributing capital to our stockholders; financial position; results of operations; cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; and the impact of prevailing capital markets and economic conditions. Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this presentation. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks, uncertainties and assumptions discussed in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business–Financial Goals” in the Company’s Registration Statement on Form 10 filed with the SEC, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Certain financial data included in this presentation consists of non-U.S. GAAP (Generally Accepted Accounting Principles) financial measures. These non-U.S. GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-U.S. GAAP financial measures provide useful information to users in measuring the financial performance and condition of its business, users are cautioned not to place undue reliance on any non-U.S. GAAP financial measures and ratios included in this presentation. A reconciliation of the non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available in the Annex. Statements contained herein describing documents and agreements are summaries only and such summaries are qualified in their entirety by reference to such documents and agreements. Certain financial data included in this presentation consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital,” “company action level capital” and “non-admitted deferred tax assets.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company annual statement filed with the Insurance Department of the State of Michigan and available on the Company’s website at https://investors.jackson.com/financials/statutory-filings. This Presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this Presentation. The Company and its affiliates, representatives, advisors and the initial purchasers expressly disclaim any and all liability based, in whole or in part, on the information contained in this Presentation (which only speak as of the date identified on the cover page of this Presentation), errors therein or omissions therefrom. Neither the Company nor any of its affiliates, representatives or advisors intends to update or otherwise revise the information contained herein to reflect circumstances existing after the date identified on the cover page of this Presentation to reflect new information, the occurrence of future events or otherwise, even if any or all of the assumptions, judgments and estimates on which the information contained herein is based are shown to be in error. 2

Today’s Presenters LAURA PRIESKORN Chief Executive Officer 33+ Years of Experience MARCIA WADSTEN Chief Financial Officer 30+ Years of Experience CHAD MYERS Vice Chairman, Jackson Holdings 32+ Years of Experience

A Leading Retirement Solutions Provider

An Established Market Presence

- Broad capabilities across retail and institutional products
  - Offering clients a diversified mix of variable, fixed and fixed index annuities and institutional products
- A recognized top U.S. retail annuity writer [1]
  - Driven by our differentiated products, industry-leading distribution network and well-known brand among distributors and advisors
  - Superior customer service driven by platform with best-in-class operational efficiency vs. peers [2]
- Track record of generating **profitable growth** and earning attractive risk-adjusted returns

Account Value (Q1 2021)



<1%
4%
3%
$257b
92%
Variable Annuity
Fixed & Fixed Index Annuities
Institutional
Closed Blocks (3)

Key Statistics

$355b Q1 2021 GAAP Assets	**$8.8b** Q1 2021 Adjusted Book Value [4]
$2.1b Q1 2021 LTM Adj. Operating Earnings [4]	**$4.2b** Cumulative Net Statutory Stockholder Dividends from 2011-2020 [5]

1. Per LIMRA U.S. Individual Annuity Yearbook. Retail annuities include fixed, fixed index and variable annuities. Top seller based on FY2020 and Q1 2021 sales.
2. Based on 2020 Statutory Expenses to Assets. Peers defined as Aegon, AIG, Allianz, Ameriprise, Athene, Brighthouse, Equitable, Lincoln National, Manulife, MassMutual, MetLife, Nationwide, New York Life, Pacific Life, Principal and Prudential Financial
3. Acquired fixed annuities and fixed index annuities are included in the Closed Life and Annuity Blocks. The Closed Life and Annuity Blocks exclude payout annuities and traditional life insurance without account values.
4. Adjusted Book Value and Adjusted Operating Earnings are non-GAAP financial measures. See Appendix for a reconciliation to the most directly comparable U.S. GAAP measure.
5. Net of capital contributions

4

A Long History of Consistent Execution Success

- **Steady growth** through product development and expanding distribution
- **A consistent approach** to underwriting and product design
- **An ownership culture** that balances multiple stakeholders and focuses on providing exceptional value to advisors, policyholders, and shareholders
- Approximately 2,900 full-time Jackson employees [(1)] include **new and long-tenured associates** based predominately at the corporate headquarters located in Lansing, Michigan, with additional offices in Franklin, Tennessee and Chicago, Illinois

1961
FOUNDED
Jackson was founded in Jackson, Michigan

1970
SALES RECORD
Jackson exceeds $100 million insurance in force

1975
FIXED ANNUITY
Jackson introduces a flexible premium annuity

1984
ASSET MILESTONE
Assets reach $1 billion

1986
PRUDENTIAL PLC
Jackson purchased by Prudential plc for $608 million

1995
VARIABLE ANNUITY
Jackson introduces its first variable annuity

2005
LIFE OF GEORGIA
Jackson completes acquisition of Life of Georgia

2010
ASSET MILESTONE
Assets exceed $100 billion

2020
SALES RECORD
$1 billion in advisory product sales

2021
Jackson celebrates its 60th Year Anniversary

1. FTEs as of January 1, 2021

5

Resilient Capitalization and Cash Generation

Capital and Cash Return History

- Jackson prioritizes balance sheet strength
- Sustainable cash distributions supported by profitable in-force block while maintaining new business growth
  - $4.2b of total net statutory stockholder dividends from 2011-2020 [(2)]
- Jackson National Life paid stockholder dividends in 9 out of the past 10 years
- More recent statutory capital levels reflect deliberate actions to prepare Jackson for Demerger

RBC Ratio History [(1)]



(%)
429
423
450
456
481
485
409
458
366
347
470
500+
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Pro-Forma 2020
Pro-Forma Q2 2021
RBC Ratio Pro Forma for effect of "Recapitalization" (3)

1. RBC ratio for Jackson National Life and its subsidiaries
2. Reflects statutory stockholder dividends from, net of capital contributions to, Jackson National Life
3. Pro Forma RBC ratio reflects expected RBC ratio giving Pro Forma effect to the "Recapitalization" as described in the Company's Registration Statement on Form 10 ("Form 10"); Pro Forma Q2 2021 also takes into account changes in interest rates and equity markets during the six months ended June 30, 2021.

6

Resilient Capitalization and Cash Generation Capital and Cash Return History • Jackson prioritizes balance sheet strength • Sustainable cash distributions supported by profitable in-force block while maintaining new business growth – $4.2b of total net statutory stockholder dividends from 2011-2020 (2) • Jackson National Life paid stockholder dividends in 9 out of the past 10 years • More recent statutory capital levels reflect deliberate actions to prepare Jackson for Demerger RBC Ratio History (1) 1. RBC ratio for Jackson NationalLife and its subsidiaries RBC Ratio Pro Forma for effect of “Recapitalization” (3) 2. Reflects statutory stockholder dividends from, net of capitalcontributions to, JacksonNational Life 3. Pro Forma RBC ratio reflects expected RBC ratio giving Pro Forma effect to the “Recapitalization” as described in the Company’s Registration Statement on Form 10 (“Form 10”); Pro Forma Q2 2021 also takes into account changes in interest rates and equity 6 markets during the six months ended June 30, 2021.

Jackson Key Success Factors Experienced Management Team Compelling Retirement Value Proposition Industry-Leading, Broad Distribution Capabilities Efficient and Scalable Operations Prudent Pricing and Product Design Proven Risk Management Attractive Financial Profile with Strong Balance Sheet

Highly experienced management team combining product, distribution and risk management expertise and an average tenure at Jackson of over 15 years Laura Prieskorn Chief Executive Officer 33+ Years Marcia Wadsten Chief Financial Officer 30+ Years Chad Myers Chairman, Jackson Holdings 32+ Years Aimee DeCamillo Chief Commercial Officer 25+ Years Brad Harris Chief Risk Officer 25+ Years Dev Ganguly Chief Operating Officer 21+ Years Julia Goatley General Counsel 24+ Years

Addressing Retirement Needs of Americans Our annuities enable Americans to pursue financial freedom for life Provide Retirement Income • Need for guaranteed retirement income • Increasingly important given: – Declining availability of private pensions – Historically low interest rates Benefit from Rising Markets with Downside Protection • Capture benefit of rising markets • Offset impact of inflation • Manage / limit impact of falling markets on assets / income Mitigate Longevity Risk and Provide Family Protection • Provide income for life, ensuring Americans do not outlive their assets • Protect assets to provide for beneficiaries upon death

Differentiated Product Approach and Strong Reputation

Consistent Value Proposition

- Unique **'menu based'** product platform – all features individually priced
- Standalone benefits provide transparent pricing and best serve customer needs

- **Investment freedom** without forced allocations or managed volatility funds
- Managed volatility fund performance has lagged Jackson's traditional fund options

- **Healthy back book and conservative pricing**
- **No buyout offers to induce lapses or increased benefit fees** on in-force block

- Industry leading and **award-winning customer service since 2004** [3]
- Consistently providing support to advisors and policyholders

- Support of **large and productive wholesaling force**
- Jackson ranked #2 in terms of quality of wholesalers (only insurance carrier in top 5) [4]

Highly Valued Advisor Brand [1]

High Net Promoter Score vs. Industry [2]

+29 variable annuity NPS vs. industry average NPS of -17

Highest Advisor Consideration Score

Advisors more likely to consider selling one of our products

JACKSON®

High Awareness & Favorable Impression

1 of only 3 annuity providers with both designations among advisors

High Net Promoter Score among Advisors

Ranked #1 and #2 for advisors distributing variable and fixed annuities

1. Data according to advisor surveys conducted by Advanis in 2020
2. Net Promoter Score rates the likelihood customers or advisors will recommend or promote a company
3. Received 50 service awards from Service Quality Measurement Group, Inc. including Contact Center of the Year in 2019 and 2020
4. Based on FUSE rankings

11

Industry-Leading, Broad Distribution Capabilities

#1 Retail Annuity and Variable Annuity writer in 2020 and 1Q'21 with **8%** Retail Annuity and **16%** Variable Annuity market share in 1Q'21

#1 Retail Annuity writer for **8 of past 9** years

#1 Variable Annuity Sales in Independent Broker-Dealer Channel (1)

#1 Variable Annuity Sales in Bank Channel (1)(3)

#1 Variable Annuity Sales Wirehouse Channel (1)(4)

2020 Industry Variable Annuity Sales by Channel (2)



Jackson #1 Position
$99b
43%
11%
11%
25%
11%
<1%
Ind. B-D
Bank
Wire (4)
Career
Direct
Ind. Agent

#1 in **64%** of Variable Annuity Distribution Channels

Q1 2021 Jackson Annuity Sales by Channel (2)



$4.7b
71%
13%
13%
3%
Ind. B-D
Bank (3)
Wire (4)
IPA (5)

4 Channels **~600** Distribution Partners **140k+** Reps

33% Higher Variable Annuity Sales per Wholesaler vs. Nearest Competitor

Source: LIMRA Secure Retirement Institute®; Market Metrics 2020 Sales, Staffing, and Productivity Report
1. Based on sales for the year ended December 31, 2020
2. Percentages may not sum to 100% due to rounding
3. Refers to Banks, Credit Unions and Similar Financial Institutions channel
4. Refers to Wirehouses and Regional Broker-Dealers channel, defined as Full Service National Broker-Dealer by LIMRA
5. Independent Registered Investment Advisors ("IRIAs"), third-party platforms and insurance agents

12

Industry Leading Service at Low Cost

1. Single, in-house policy administration platform
2. Scalable TPA agreements with leading BPOs
3. Industry leading cloud platforms
4. Track record of successful M&A integration
5. Flexible workforce in low-cost locations
6. Seamless digital ecosystem

- ✓ Award-winning customer service since 2004 [2]
- ✓ Just-in-time operating support
- ✓ Low expense ratio
- ✓ No ongoing support provided by Prudential plc

Best-in-Class Operational Efficiency [1]



26 bps
57 bps
58 bps
JACKSON
Variable Annuity Peers (3)
Life Peers (4)

1. FY20 statutory expenses to average statutory assets from December 31, 2019 to December 31, 2020
2. Received 50 service awards from Service Quality Measurement Group, Inc. including Contact Center of the Year in 2019 and 2020
3. Variable Annuity Peers defined as Brighthouse, Equitable, Lincoln and Prudential
4. Life Peers defined as Allianz, Ameriprise, Nationwide, Manulife, Athene, Equitable, AIG, Prudential Financial, PacLife, Brighthouse, Aegon, Lincoln, MetLife, Principal, Mass Mutual and New York Life

13

Opportunities 2 for Future Profitable Growth Broaden our portfolio of retail Leverage and expand our leading Expand market for retirement annuities distribution network products • Developing Registered Index Linked Annuity • Continue to establish new retail broker- • Working with distribution partners and (RILA) for 2021 launch dealer relationships and institutional fintech firms to integrate annuities into partnerships and platforms wealth management tools • Planning new fee-based variable annuity with low costs and simplified set of optional • Re-engage distribution of spread products • Educate and train advisors on financial guarantees (FIA, MTN, GIC) (1) planning software that integrates annuities • Accelerate sales of fee-based annuities by • Drive higher utilization of annuity products iRIAs and affiliated investment advisors across channels Increase diversification and reinforce market position 1. Fixed Index Annuities (FIA), Medium Term Note Funding Agreements (MTN), Guaranteed Investment Contracts (GIC)

Market Link Pro Presents Compelling Opportunity Overview Industry RILA Sales – Offers investors exposure to market returns subject to a cap with protection from losses through buffers or floors – Will have commission and fee-based versions • RILA continues to lead variable annuity sector growth • We believe our strong distribution network will enable us to capture and grow market share • Compelling opportunity to earn risk-adjusted returns while improving Jackson’s overall risk profile Source: LIMRA Secure Retirement Institute® U.S. Individual Annuity Yearbook: 2020 Year in Review (Part 1)

Embedded Risk Management Approach Lead on product differentiation rather than price Have not offered buybacks due to healthy in- force book Less than 5% of in-force sold prior to 2008 financial crisis (1) Guarantee fees calculated on benefit base instead of account value to better support hedging program Rigorous evaluation process Focus on funds where we believe we can transact in highly correlated hedge assets High correlation between separate account assets and benchmark Strong underlying fund performance is a benefit to both Jackson and policyholders Balances three objectives •1 Protecting against economic impact of adverse market conditions •2 Protecting statutory capital •3 Stabilizing statutory distributable earnings throughout market cycles Jackson has strategically used reinsurance to mitigate certain mortality and longevity risks within in-force life and annuities GMIB gross exposure of <1% of account value is substantially reinsured to third parties Disciplined Product Approach Hedging Program Fund Manager Diligence and Oversight Reinsurance 1. Represents in-force variable annuity policies based on account value as of March 31, 2021

Prudent Pricing and Product Design Process Pricing and Product Design Outcome • Consistent, disciplined approach to product pricing – Regular experience reviews to validate pricing – Based on economic rather than market share targets • Pricing agnostic to benefit selection – Provides flexibility for the investor and advisor to tailor product to needs, while protecting Jackson’s economics • Assumptions set based on credible company experience – Investment allocation – Dynamic lapse – Withdrawal utilization • Long term organic cash flow generation • Consistently high return on equity • Consistent product offerings for investors and advisors • Limited exposure to unfavorable pre-crisis risk • Historical lack of large reserve adjustments following annual reviews of policyholder behavior assumptions (1) 1. No statutory reserve adjustments related to annual reviews of policyholder benefits assumptions exceeding 3% of beginning of year statutory capital and surplus since 2014

Highly Disciplined Variable Annuity Fund Management

Investment freedom is well managed through rigorous fund selection process, aligning interest for Jackson and policyholders

Investment Freedom

- Jackson believes in investment freedom for variable annuity products and has been consistent in approach
  - Policyholders determine their appropriate risk appetite and allocate accordingly
  - Policyholders have remained steady in their allocations
  - Equity allocation monitored over time and has remained within pricing assumption
  - Fees charged sufficient to cover cost of risk management of investment freedom in most scenarios

Focused Fund Selection

- We focus on funds where we believe we can transact in highly correlated hedge assets. Our rigorous evaluation process includes:
  - Review of fund history to demonstrate trackability
  - Breakouts of individual holdings to assess any concentration issues
  - Go forward access to real time granular data

Strong Performance

- Strong underlying fund performance is a benefit to both Jackson and policyholders
  - 58% of AUM in actively managed funds has outperformed Morningstar® Category Average over last ten years [1]

Management of Basis Risk

- Jackson tracks basis risk on an ongoing basis to identify funds for elimination / replacement
- 98.4% correlation between Jackson Separate Account and 20% Barclays US Agg / 80% S&P 500 TR over the past 18 months
- We purchase derivatives on various underlying indices and seek to offset concentrated exposures using derivatives where concentrations exist
- ALM group monitors basis risk on economic and statutory bases and reports findings to ALM Committee

1. As of March 31, 2021

18

Hedging Philosophy Healthy, well designed variable annuity book drives a differentiated approach to hedging Highlights • Balanced approach that protects against adverse market events while stabilizing statutory distributable earnings throughout market cycles • Our hedging philosophy has primarily focused on large market moves • Core dynamic hedging protects from the economic impact of equity shocks—the primary risk to a healthy variable annuity book • Macro hedging protects statutory capital under a range of stresses, including interest rate shocks • Program does not seek to offset movements in U.S. GAAP liabilities • Effectiveness of the program is determined by our performance under stresses – Currently well positioned under all key risk limits – Long track record of protecting capital during adverse market events

Resilient Capitalization with Effective Hedging Program Proven variable annuity hedge performance during financial stresses RBC Ratio Before and After Stress(1) Overview Global Financial Crisis 2018 Equity Shock COVID-19 Pandemic Decline due to investment losses and asset impairments, not variable annuity hedging results—RBC relatively flat to December 31, 2007 excluding these items and dividends to stockholders (2) - Variable annuity reserves net of hedging positive in 2008 Benefited from realization of “latent capital” due to variable annuity “floored” reserves based on cash surrender value and hedge performance Severe combo shock including basis risk under new variable annuity capital regime with required capital increase moving in line with statutory capital Dec 2007 Dec 2008 Jun 2018 Dec 2018 Dec 2019 Mar 2020 1. RBC ratio for Jackson National Life and its subsidiaries 2. Reflects RBC ratio at December 31, 2008 adjusted to exclude 2008 dividends to stockholders of $313m and $794m of after-tax realized and unrealized capital losses (excluding impact from derivative instruments and common stock of affiliates) at a 35% tax rate

GMWB Focused Profile Variable Annuity Account Value by Guarantee (Q1 2021) Key Takeaways • Jackson has immaterial exposure (1% of account value) to difficult to manage guarantees (GMIB/GMAB) and this small amount is substantially reinsured • 11% of the block has no guarantees – effectively asset management economics • Another 12% has death benefits only, with more than half of this simple return of premium • Remaining 76% with living benefits uses GMWB structure, which has a more manageable policyholder behavior and hedging profile. Looking further at 76%: – 3% is not for life, which reduces longevity risk – Death benefits provide a mortality risk offset to longevity risk, as policyholder benefit utilization is limited (i.e., policyholders cannot utilize both living and death benefit) – Most death benefits are return of premium GMDB and GMWB for Life 73% GMDB Only 12% No Optional Benefits 11% GMDB and GMWB 3% Other 1% (1) 1. Other is comprised of GMWB for Life Only, GMWB Only, GMIB and GMDB, GMAB and GMDB

Key Drivers of Hedging Costs Hedging costs vary over time based on both market inputs and Jackson’s financial condition Key Drivers VIX Level of • Lower capital levels put us closer to risk limits, requiring more hedging Capital Interest • Lower interest rates increase the amount of hedging required as well as the cost Rates of hedges Volatility • Higher volatility increases the cost of hedges Moneyness • More moneyness in the book increases the amount of hedging required of Book 10-Year Treasury Yield Source: Capital IQ (8/4/2021)

Scenarios For Evaluation of Health of In-force Book

Capital market scenarios reflect a more normalized, long term view while stresses evaluate strength of in-force book

- Base case reflects a more normalized, long-term view of equity market returns and a conservative view on interest rates
- Stresses include discrete equity and interest rate shocks, as well as a combo equity and interest rate shock
- None of the scenarios assume a return to long-term historical interest rate levels

	Base Case	Equity Downside	Interest Rate Downside	Combination Equity & Interest Rate Downside
Equity Total Return (Annualized)	7.0%	(20)% shock in January 2021, 7.0% recovery	7.0%	(20)% shock in January 2021, 7.0% recovery
Interest Rates (Based on Forward U.S. Treasury Rate Curve)	Illustrative 10-year U.S. Treasury rates [1]: December 31, 2020 Rate: 0.93% December 31, 2025 Rate: 1.65%	U.S. Treasury rates Consistent with Base Case	U.S. Treasury rates decrease by 25.0% across rate curve immediately after starting date	U.S. Treasury rates decrease by 25.0% across rate curve immediately after starting date
Average Gross Separate Account Returns After Shock for 2021-2025 (Annualized)	6.04%	5.94%	6.00%	5.90%

1. Based on December 31, 2020 forward rate curve

23

Key Features of Guarantee Minimum Withdrawal Benefit GMWB can only be monetized through annual withdrawals, providing a superior policyholder behavior profile Key Features Simplified Illustration of Benefit Mechanics (1) Typical customer: Looking to manage retirement income needs Benefits: Customers remain owners of underlying investment, retain equity market upside and receive protection of guaranteed Maroon bar lifetime income in event their represents account balance is exhausted initial policy premium Jackson advantage: Customers which is invested in have freedom to select from a the market wide range of investment options and are able to remain invested over the market cycle (no ‘volatility control’ or forced asset allocation) Gray shading represents account value – until account value is exhausted income withdrawals are paid from policyholder’s own funds, not from Jackson Account value also provides fees (based on benefit base) to Jackson which are used to cover hedging expenses If account value is exhausted Jackson begins covering income withdrawals; higher levels of equity market return can reduce or eliminate Jackson’s payments 1. Assumes $100 of initial premium, with 5% annual withdrawal, immediate utilization and 0% market return net of fees Year 20

[Graphic Appears Here] Key Takeaways GMWB Notes Very strong pattern of guarantee fee emergence supports hedging program In shock scenarios guarantee fees remain strong due to fees being calculated off of benefit base as well as improved persistency At historical equity performance, claims do not emerge until well into the future In shock scenarios claims are still manageable due to policyholders remaining invested (consistent with our experience) Includes GMWB guarantee fees only – no base contract fees or hedging results included. Also ignores guarantee fees collected to date as well as reserves and capital currently held. Uses prudent best estimate assumptions (AG43/VM-21, C3P2)

Comprehensive Variable Annuity Cash Flows Are Resilient PV of block remains materially positive in all scenarios including hedging costs and excluding resources backing the book Asset & Cash Flow Scenarios Highlights Key Takeaways Notes PV of cash flows remains positive in all scenarios This is true even before taking into account the $3.7b of assets backing the business $3.7b reflects assets held for the in-force book at 400% RBC Includes all variable annuity related cash flows (revenues, expenses, hedging) for both living and death benefits modeled over 50 years Excludes changes in reserves and capital balances as well as investment income on assets backing these balances Discounted at 4% Base Case Equity Downside Interest Rate Combination Equity & Downside Interest Rate Downside Variable Annuity Assets PV of Pre-Tax Cash Flows

5-Year Statutory Capital Generation

Strong cumulative statutory capital generation and cash flows across a wide range of capital markets scenarios [1]

(Five Year Statutory Capital Generation, $ billion)

- Analysis includes statutory reserve and required capital movements
- Same four capital market scenarios discussed on page 24
- Distributable cash generated over 5 years reflects statutory earnings and release of capital above 400% RBC
- Actual target distribution of 40-60% of capital generated over time



5.3
3.2
3.9
0.9

	Base Case	Equity Downside	Interest Rate Downside	Combination Equity & Interest Rate Downside
Equity Total Return (Annualized)	7.0%	(20)% shock in January 2021, 7.0% recovery	7.0%	(20)% shock in January 2021, 7.0% recovery
Interest Rates (Based on Forward U.S. Treasury Rate Curve)	Illustrative 10-year U.S. Treasury rates [2]: December 31, 2020 Rate: 0.93% December 31, 2025 Rate: 1.65%	U.S. Treasury rates Consistent with Base Case	U.S. Treasury rates decrease by 25.0% across rate curve immediately after starting date	U.S. Treasury rates decrease by 25.0% across rate curve immediately after starting date
Average Gross Separate Account Returns After Shock for 2021-2025 (Annualized)	6.04%	5.94%	6.00%	5.90%

1. Values shown here illustrate the projected estimated cumulative statutory earnings from our in-force business (the "Cumulative Statutory Capital Generation") under each of the four capital markets scenarios for a period of five years beginning January 1, 2021 and ending December 31, 2025. For the purpose of this analysis, the Cumulative Statutory Capital Generation under these scenarios represents the sum of (i) the statutory earnings of the in-force business and (ii) the net release of required capital in excess of a 400% RBC ratio. In addition to the capital markets assumptions set forth above, the projections of cumulative statutory earnings also reflect assumptions pertaining to (i) actuarial and policyholder behavior experience, which are aligned with our best estimate assumptions as of December 31, 2020; (ii) financing and Recapitalization initiatives anticipated to be completed prior to the Demerger, which are projected to occur in the first half of 2021, as described in "Recapitalization" in the Form 10 and (iii) our variable annuity hedging program which seeks to protect against the economic impact of adverse market conditions, protect our statutory capital and stabilize our statutory earnings throughout market cycles. See the Form 10 for additional information on market scenarios and assumptions.
2. Based on December 31, 2020 forward rate curve

27

Recent Financial Performance Sales (1) Adj. Operating Earnings & ROE (2) Adj. Book Value(2) Variable Annuity Fixed Index Annuity Fixed Annuity Institutional 2018 2019 2020 2021 Q1 2018 2019 2020 2021 Q1 2018 2019 2020 2021 Q1 • Consistent leadership position in retail • Capital efficient product mix driving very • 1Q 2021 adjusted book value supports annuities market strong returns target leverage ratio following debt raise 1. Sales reflect Jackson National Life Insurance Company and its subsidiaries, net of reinsurance. 2. Adjusted Operating Earnings, Adjusted Operating ROE and Adjusted Book Value are non-GAAP financial measures. See Appendix for a reconciliation to the most directly comparable U.S. GAAP measure.

Conservative Adjusted Operating Earnings Definition Approach aligns both revenue and expenses associated with guarantee benefits and places below the line Variable Annuity Peer Approach to Guarantee 2021 Q1 Adj. Operating Earnings Reconciliation Benefit Fees in Operating Earnings ($m) Approach across Industry Level of Conservatism Income Tax Expense 585.6 Pretax Income Attributable to Jackson Financial Inc. 3,517.1 Non-Operating Adjustments—(Income) / Expense Fees Attributable to Guarantee Benefit Reserves (671.6) Net Movement in Freestanding Derivatives 3,030.7 Net Reserve and Embedded Derivative Movements (4,592.2) Net Realized Investment Gains (1,050.2) DAC and DSI Impact 695.9 Net Investment Income on Funds Withheld Assets (290.8) Other Items (1) (5.7) Pretax Adjusted Operating Earnings (2) 633.2 Operating Income Taxes 65.1 Adjusted Operating Earnings (2) $568.1 [Graphic Appears Here] Most Conservative Least Conservative Other includes assumption changes and other items. Adjusted Operating Earnings is a non-GAAP financial measures. See Appendix for a reconciliation to the most directly comparable U.S. GAAP measure.

Objectives and Approaches of Accounting Regimes US GAAP US Statutory Main Purpose Designed to provide a long-term view of earnings Aims to improve clarity, consistency and comparability of communication of financial information Impact on Capital Return Treatment of Acquisition Costs Deferred Tax Admissibility Limitations of Reserve Movements Not primary determinant of capital return Expense of acquiring new business (DAC) amortized over life of products sold, and by smoothing other fluctuations in earnings that are caused by market movements Deferred tax assets allowable as long as recoverable Embedded derivative reserves can be negative Designed with protection of policyholder interests and long-term solvency of company as priority Used by both company and regulators to monitor financial strength against established benchmarks Therefore it is generally more conservative than other accounting bases Primary metric for evaluation of whether cash is available for dividends or investment Faster (generally 7-years or less) amortization of acquisition expense allowance (CARVM) Conservative view of deferred tax assets Can only admit DTA as capital if it is recoverable in 3 years and if it passes admissibility tests Currently limited based on recoverability and 15% of surplus, resulting in disallowed amount of $1.7b as of March 31, 2021 Reserves and required capital subject to cash surrender value floor and cannot be negative (more on following slides) (1) 1. Cash surrender value represents account value less any surrender charges applicable upon voluntary policy termination

Target Payout Ratio Calibrates Total Adjusted Capital to Required Capital Level RBC ratio impacted by leverage in the calculation Overview Illustration RBC ratio is built off of 2 components:—Total adjusted capital (TAC) = numerator in calculation—Company action level required capital (CAL) = denominator in calculation Under statutory reporting for variable annuity, both TAC and CAL will fluctuate in response to market movements Because RBC is expressed as a ratio, relatively modest movements in CAL can meaningfully impact RBC This also means that even if reserves are floored out, the ratio can still improve in up markets from declines in CAL.—Movements in TAC alone are poor indicators of distributable earnings under statutory accounting As a result and in order to provide a payout ratio guide, we calibrate TAC to a given level of CAL—Our target payout over time is 40-60% of change in excess of TAC over 400% of CAL ($ million) TAC CAL RBC Ratio Excess over 400% RBC Change in Excess Beginning of End of Period Period 7,500 8,500 1,500 500% 1,500 n/a 515% 1,900 +400

Conservatism in Statutory Variable Annuity Reserving Statutory reserving dynamics illustrated through two similar sized, hypothetical variable annuity blocks Impact of Cash Surrender Value on Variable Annuity Reserves (1) Dynamics of Variable Annuity Reserving for a Healthy Block Cash Surrender Required Reserves based Value (CSV) on PV of Cash Flows • The dynamics below solely reflect the impact to TAC, which is the numerator in the RBC calculation • When the CSV of a policy is greater than required reserves based on PV of cash flows under a range of tail scenarios, reserves equal to CSV are held • This occurs more often for healthy variable annuity blocks, as fees charged can exceed benefit payments even in some tail scenarios • However, “latent capital” can occur as statutory reserving does not match the economic cost of guarantees • “Latent capital” will build during periods of positive market performance, as reserves are floored at the CSV level • “Latent capital” represents “redundant” reserves that will be released into capital over time, either as: – Cash flows collected over life of block; or – Near-term hedging gains net of reserve movements if market performance reverses 32 “Healthy” VA Block “Less Healthy” VA Block 1. Chart is illustrative.

Non-Admitted DTAs Represent Unrecognized Economic Value Non-Admitted Deferred Tax Asset (1) Overview Hedge gains / losses recognized over three years for tax purposes – DTA and current tax benefit generated in up markets from hedging losses Under statutory accounting, DTAs are included in TAC to extent “admitted” by certain tests – Jackson’s DTA currently limited to 15% of capital and surplus Non-admitted DTAs have economic value as benefits are realized in the future, and therefore can be another source of “latent capital” Non-admitted deferred tax assets for Jackson National Life Insurance Company is a statutory accounting principles measure. Non-admitted DTAs are included in the Annual Statement of Jackson National Life Insurance Company, filed with the Insurance Department of the State of Michigan and available on the Company’s website

Impact of Latent Capital in Different Market Scenarios

When required reserves from PV of cash flows < CSV, latent capital builds in up markets and provides benefit in down markets

	Equity Market Gain	Equity Market Decline
TAC Impact	• Required reserves using PV of cash flows decrease and "latent capital" (or gap to CSV) widens as reserves remain floored by CSV • Statutory capital declines while "latent capital" increases due to: – Limited reserve release to offset hedging losses – Non-admitted DTA increases (assuming statutory capital limitation in effect)	• Required reserves using PV of cash flows increase and, if they now exceed CSV, additional reserves equal to amount above CSV are booked – Reserve increase is less than change in reserves implied by PV of cash flows due to benefit from "latent capital" • Statutory capital increases, benefitted by emergence of "latent capital" as: – Hedge gains are only partially offset by increase in reserves – Admitted DTA increases (assuming statutory capital limitation in effect and no other admitted DTA limitations)
Required Capital (CAL) Impact	• Variable annuity charge within CAL measured further into tail and is calculated as ¼ of excess of CTE98 over reserves (measured at CTE70) • CTE98 declines (less subject to flooring because it is further into tail), but reserves are stable due to CSV floor • Leads to narrowing of CTE98 over reserves and decline in variable annuity charge within CAL, which supports RBC ratio	• Variable annuity charge within CAL measured further into tail and is calculated as ¼ of excess of CTE98 over reserves (measured at CTE70) • CTE98 increases while reserve increases are moderated due to "latent capital" buffer • Leads to widening of CTE98 over reserves and increase in variable annuity charge within CAL, which acts as headwind to RBC ratio

34

Committed to Strong Balance Sheet and Financial Strength Ratings Financially Flexible With Multiple Liquidity Sources Financial Strength Ratings Profile (1) Optimized Leverage Holding Company Liquidity Other Liquidity Sources Pro Forma financial leverage at Q1 within our long-term target ratio of 20-25% (2) Target minimum of $250m in cash and cash equivalent at Jackson Financial Inc. $1.0b revolving facility Repurchase agreements and borrowing facility with the FHLB of Indianapolis Pro Forma Financial Leverage Lower Than Peers (3) PeerEQHA    PeerBHFB PeerLNCCPeerPRUD Ratings for Jackson National Life Insurance Company as of August 5, 2021. S&P, Fitch and AM Best have a stable outlook for Jackson’s ratings. Moody’s outlook for Jackson’s ratings is negative. Total financial leverage is the ratio of total debt to combined total debt and Adjusted Book Value. For purposes of monitoring our total financial leverage ratio, total debt includes traditional debt instruments as well as hybrid debt securities and preferred securities (without assigning any equity credit to hybrid securities or preferred securities as rating agencies typically do). As of March 31, 2021, on a Pro Forma basis giving effect to the “Recapitalization” as described in the Form 10, we would have had $2.7 billion of indebtedness Peer values are as of 2Q’21. All values reflect total financial debt and preferred equity (assuming no equity credit) divided by total financial debt, preferred equity and stockholders’ equity (excluding AOCI and NCI). Jackson shown as of March 31, 2021, on a Pro Forma basis giving effect to the “Recapitalization” as described in the Form 10 with $2.7 billion of indebtedness

Capital Management Strategy Balanced Use of Capital Resources Target Capitalization and Distributable Cash Supporting our financial strength Optimizing our total financial leverage Supporting long-term growth through investment in new sales at appropriate margins Distributing capital to our stockholders through cash dividends and/or stock repurchases Targets Stockholder Distributions Target adjusted RBC ratio of 500-525% under normal market conditions (1) Target return of capital to stockholders on an annual basis of approximately 40-60% of the annual change in our excess capital (2) Expect to be in a position to distribute capital of $325-425m to our stockholders in the first 12 months following completion of the Demerger(3) 1. Our target adjusted RBC ratio reflects the capital and capital requirements of Jackson National Life and its subsidiaries, adjusted to include cash and investments at JFI in excess of our target minimum cash and cash equivalents at JFI (which we currently expect to be approximately $250 million) 2. Adjusted for any capital contributions and distributions. We define excess capital as total adjusted capital less 400% of company action level required capital. Consistent with statutory accounting requirements, total adjusted capital is defined as Jackson National Life’s statutory capital and surplus, plus asset valuation reserve and 50% of policyholder dividends of Jackson National Life and its subsidiaries. Company action level required capital is the minimum amount of capital necessary for Jackson National Life to avoid submitting a corrective action plan to its regulator. 3. Through cash dividends and/or stock repurchases, depending on market conditions and subject to approval by our board of directors

Q2 2021 Update – Statutory Pro Forma RBC (1) Key Highlights Q2 2021 Pro Forma RBC up from Q4 2020 and Q1 2021 Decline in TAC from Q4 2020 to Q2 2021 primarily driven by: – Hedging losses from higher equity markets and interest rates – Offset from reserve releases constrained by CSV floor – Increase in non-admitted DTA Reduction in required capital from Q4 2020 to Q2 2021 from higher equity markets and interest rates during 1H 2021 – Provided an offsetting benefit to RBC ratio Lower required capital results in increased benefit from Recapitalization – Hedging program currently calibrated to protect Pro Forma RBC GAAP results will be published in September 2021 Pro Forma RBC ratio reflects expected RBC ratio giving Pro Forma effect to the “Recapitalization” as described in the Company’s Registration Statement on Form 10 (“Form 10”); Pro Forma Q2 2021 also takes into account changes in interest rates and equity markets during the six months ended June 30, 2021.

Jackson – Positioned to Deliver A history of execution and proven management team position Jackson to deliver value to stockholders Recognized Franchise Providing Value and Service to Advisors and Their Clients Deliberate and Disciplined Approach to the Annuity Market Resilient Capitalization and Cash Generation Jackson has been a top 5 retail annuity writer for the past 13 years Strong ties to broad distribution support future growth – ~600 distribution partners accessing 140k+ advisors Scale and technology provide highly competitive operating efficiencies – servicing 3m+ policyholders Product value proposition centered around flexibility to meet consumer needs rather than price leadership Hedging approach protects capital and distributable cash over a range of economic scenarios Consistent and thoughtful product rollout – limited repricing, RILA offering in 2021 Operating at targeted risk-based capital and financial leverage after giving effect to Recapitalization On track to deliver $325-425m to stockholders in first 12 months In force business supports sustainable return to stockholders New sales expected to provide incremental capital generation

Appendix

Jackson Legal Structure Pro Forma for Demerger [1]


1
Prudential plc
~19.7% economic interest
~19.9% total combined voting power
2
Existing Prudential Shareholders
~69.2% economic interest
~70.1% total combined voting power
3
Athene
~11.1% economic interest
~9.9% total combined voting power
4
Jackson Financial Inc.
(Delaware)
Jackson Holdings LLC
(Delaware)
Brooke Life Insurance Company (Michigan)
5
PPM Holdings, Inc.
(Delaware)
Manages 100% of general account assets (3)
6
Jackson National Life Insurance Company (Michigan)
7
Jackson National Asset Management, LLC (Michigan Limited Liability Company)
Publicly Traded Company

Highlights

1. **Prudential plc**
   - Intends to monetize a portion of its retained shares for cash proceeds within 12 months following the Demerger [2]
   - Prudential plc expects to own less than 10% of the total combined voting power within 12 months after the Demerger
2. **Existing Prudential Shareholders**
   - Initial public float post Demerger
3. **Athene**
   - Subject to a lock-up period which will end on the earlier of (1) the first anniversary of the completion date of the Demerger and (2) the 90th day following the completion date of the first SEC-registered secondary offering by Prudential
4. **Jackson Financial Inc.**
   - Listed entity
5. **PPM Holdings, Inc.**
   - Manages the entire general account portfolio for Jackson and provides services to Prudential plc's Asian affiliates [3]
6. **Jackson National Life Insurance Company**
   - Primary statutory insurance company subsidiary
7. **Jackson National Asset Management, LLC**
   - Manages the separate account assets and provides investment advisory, fund accounting and administration services

1. Illustrates our ownership and simplified organizational structure immediately after giving effect to the Demerger
2. Subject to market and regulatory conditions
3. General Account Investments excluding assets related to Athene Reinsurance Transaction as further defined in the Form 10

40

Distribution Capabilities across a Variety of Channels

Independent Broker-Dealers

- Focused on registered representatives who are typically running their own practices and includes branch offices with one to five financial professionals
- Smaller branches than those in wirehouses and regional broker-dealer channel
- Ranked #1 with 2020 variable annuity market share of 28% (1)

Banks and Other Financial Institutions

- Focused on banks, credit unions and other insurance carriers that specialize in P&C insurance but are looking to offer annuity products
- Large opportunity as registered agents offer our annuity products to their existing consumers for complete financial planning services
- Ranked #1 with 2020 variable annuity market share of 18% (1)

Wirehouses and Regional Broker-Dealers

- Focused on the largest multi-channel wirehouse firms serving retail clients and regional broker-dealers
- Provide customized materials and support to meet their specialized advisory needs
- Ranked #1 with 2020 variable annuity market share of 24% (1)

Independent RIAs, Platforms, and Agents (IPA)

- Focused on developing new relationships with independent RIAs
- Significant long-term opportunity as individual annuities represented only 4% of $5.7 trillion total RIA-managed investor assets in 2019 (2)
- Access to 90k+ financial professionals at 4k+ firms

1. Based on sales, according to LIMRA
2. According to Cerulli Associates

41

Overview of Operating Segments

Jackson manages its business in three operating segments with a focus on retail annuity products

Retail Annuities

Variable Annuities

- Primary product offering with broad investment options, allocation flexibility and optional living and death benefit riders
- Also offer an investment-only variable annuity
- Intend to offer RILA in 2021

Fixed & Fixed Index Annuities

- Products offering fixed crediting rate or crediting rates based on equity market exposure up to a cap
- Product suite revitalized in 2019 to support product diversification
- In-force book substantially reinsured to Athene in June 2020

Pretax Adj. Op. Earnings Contribution[1]: 96%

Institutional Products

- Includes GICs, funding agreements and medium-term note funding agreements
- Issued on an opportunistic basis

Pretax Adj. Op. Earnings Contribution[1]: 4%

Closed Blocks

- Primarily composed of blocks acquired since 2004, including group payout annuities and fixed and fixed index annuities
- Also includes life insurance products discontinued in 2012

Pretax Adj. Op. Earnings Contribution[1]: <1%

1. Pretax Adjusted Operating Earnings Contributions including related computations are non-GAAP financial measures. Percentage is for FY2020. Excludes $(194.4)m in Corporate & Other losses and $77.5m in intersegment eliminations. See Appendix for a reconciliation to the most directly comparable U.S. GAAP measure.

42

Riders3 Priced to Support Hedging Program Benefit riders priced to support hedging program Variable Annuity Account Value Rider Option(1) ($ million) Description Jackson Highlights and Benefits ïƒ¼ Easier to manage risk given guarantee is tied to policyholder mortality, • Guarantees annuity beneficiary receives higher of current account GMDB 209,202 rather than withdrawal behavior value or benefit base ïƒ¼ 86% of GMDB is return of premium (ROP), 12% with no GMDB • Guaranteed minimum payments for customer’s lifetime based on ïƒ¼ Fees assessed on benefit base ensure stability of hedging budget and fixed annual percentage of benefit base GMWB for Life 172,867 alignment with Jackson risk exposure • Benefit base based on policyholder’s initial investment, but provides ïƒ¼ Guarantee obligation is effectively spread over policyholder’s lifetime additional protection with “step-up” feature • Guaranteed minimum payments based on fixed annual percentage of ïƒ¼ Similar risk mitigation and profitability features to GMWB for Life, but benefit base, for at least customer’s total eligible contribution amount GMWB 6,968 with reduced longevity risk • Benefit base based on policyholder’s initial investment, but provides ïƒ¼ Reserves are generally far more stable compared to reserves for GMIB additional protection with “step-up” feature • Allows policyholder to receive minimum level of lifetime annuity ïƒ¼ Discontinued sales in 2009 GMIB 1,835 payments after defined wait period, which are determined based on ïƒ¼ Small remaining exposure guaranteed income factors and benefit base with “roll-up” feature ïƒ¼ Substantially all reinsured Benefits No Benefits Currently Longer Offered Offered 1. De minimis exposure to GMAB with sales discontinued in 2011 and $47m of account value as of March 31, 2021

Conservatively Positioned Fixed Maturity Portfolio Investment Portfolio Classification (1) (2) Key Highlights (1) (2) Market / book ratio of the fixed maturity portfolio is 1.05 Only 2.6% below investment grade securities, which is almost entirely corporate bonds and loans 12% U.S. government securities 99% of commercial mortgage loans are first mortgage and 99% are CM1-2 rated 96% of securitized assets are rated NAIC 1 Conservative underwriting is a consistent theme throughout Based on Statutory accounting; amounts shown are net of funds withheld assets related to Athene Reinsurance Transaction as further defined in the Form 10 Statement value, includes Brooke and Jackson NY as of March 31, 2021

Commercial Mortgage Loan Book Has Performed Well By Property Type (1) (2) Key Highlights (1) (2) Highly diversified with an average loan size of $18m 99% are senior / first mortgage loans 99% of the portfolio has the highest ratings, CM1-2 Overall average LTV based on 2020 financial analysis is 53.7% Average Retail property LTV is 55.7% Average Hotel property LTV is 47.5% Debt service coverage is 2.34x No delinquencies at March 31, 2021 6% of the portfolio has been granted forbearance and 5% are out of forbearance but have payment deferrals outstanding Primarily retail and hotel loans All loans are current under revised terms No principal or interest has been forgiven 2% has concluded forbearance relief and have repaid deferred payments No foreclosed/REO at March 31, 2021 Based on Statutory accounting; amounts shown are net of funds withheld assets related to Athene Reinsurance Transaction as further defined in the Form 10 Statement value, includes Brooke and Jackson NY as of March 31, 2021

High Quality CMBS Portfolio CMBS by Seniority of Tranche (1) (2) Key Highlights (1) (2) 88% is rated AAA (3) and virtually all are rated NAIC 1 83% of CMBS portfolio are diversified pools of commercial mortgages Single Asset / Single Borrower: 41% average credit enhancement and 61% in senior tranche 84% are senior AAA and Agency tranches 33% average credit enhancement for portfolio (excluding guaranteed agency bonds) Based on Statutory accounting; amounts shown are net of funds withheld assets related to Athene Reinsurance Transaction as further defined in the Form 10 Statement value, includes Brooke and Jackson NY as of March 31, 2021 Based on middle rating and 3/31/21 Statement value

Diverse ABS Portfolio with High Credit Quality ABS Sector Distribution (1) (2) (3) NAIC Rating Distribution (1) (3) Structured Settlements 19% [Graphic Appears Here] Rooftop Solar 9% NAIC 2 (BBB) 7% NAIC 3 (BB) <1% [Graphic Appears Here] Timeshare 9% PACE 10% Based on Statutory accounting; amounts shown are net of funds withheld assets related to Athene Reinsurance Transaction as further defined in the Form 10 The ABS exposure excludes subprime which is included with the RMBS exposure Statement value, includes Brooke and Jackson NY as of March 31, 2021

Historical Consolidated Balance Sheet

($ million)	Years Ended December 31, 2018	2019	2020	Three Months Ended March 31, 2021	2021 Pro Forma [1]
Balance Sheet Data (at period end)					
Assets					
Total Investments	$70,255.9	$76,974.3	$80,488.0	$75,880.9	$75,880.9
Cash and Cash Equivalents	3,968.3	1,934.5	2,018.7	1,572.6	3,901.6
Reinsurance Recoverable	8,462.0	8,372.4	35,269.5	34,731.7	34,731.7
Other Assets	13,444.6	14,705.2	16,616.4	16,174.8	16,185.5
Separate Account Assets	163,301.4	195,070.5	219,062.9	226,882.3	226,882.3
Total Assets	**$259,432.2**	**$297,056.9**	**$353,455.5**	**$355,242.3**	**$357,582.0**
Liabilities and Equity					
Liabilities					
Reserves for Future Policy Benefits and Claims Payable	$19,608.1	$19,199.5	$21,490.1	$16,546.8	$16,546.8
Other Contract Holder Funds	60,720.6	64,304.5	64,538.4	63,435.8	63,435.8
Funds Withheld Payable Under Reinsurance Treaties	3,745.1	3,760.3	31,971.5	30,254.1	30,254.1
Debt	331.9	2,691.8	322.0	317.7	2,667.7
Other Liabilities	3,751.7	4,709.7	6,148.4	7,237.1	7,237.1
Separate Account Liabilities	163,301.4	195,070.5	219,062.9	226,882.3	226,882.3
Total Liabilities	**251,458.8**	**289,736.3**	**343,533.3**	**344,673.8**	**347,023.8**
Equity					
Common Stock	-	-	-	-	0.9
Additional Paid-in Capital	5,077.8	3,077.8	5,927.8	5,927.8	5,926.9
Shares Held in Trust	(11.4)	(4.3)	(4.3)	(4.3)	(4.3)
Equity Compensation Reserve	4.2	0.5	7.7	9.6	9.6
Accumulated Other Comprehensive Income, Net of Tax Expense (Benefit)	(225.3)	2,396.7	3,820.6	1,442.5	1,442.5
Retained Earnings	2,737.9	1,365.8	(323.2)	2,608.3	2,598.0
Total Stockholders' Equity	**7,583.2**	**6,836.5**	**9,428.6**	**9,983.9**	**9,973.6**
Noncontrolling Interests	390.2	484.1	493.6	584.6	584.6
Total Equity	**7,973.4**	**7,320.6**	**9,922.2**	**10,568.5**	**10,558.2**
Total Liabilities and Equity	**$259,432.2**	**$297,056.9**	**$353,455.5**	**$355,242.3**	**$357,582.0**

1. The unaudited Pro Forma condensed financial information presents the historical financial statements of the Company as if the debt financing transactions had been completed as of March 31, 2021 for purposes of the unaudited Pro Forma condensed balance sheet. See Form 10 for additional information.

48

Historical Consolidated Income Statement

($ million)	Years Ended December 31, 2018	2019	2020	2020 Pro Forma [1]	Three Months Ended March 31, 2020	2021	2021 Pro Forma [1]
Statement of Income (Loss) Data							
Revenues							
Fee Income	$6,259.9	$6,412.9	$6,604.0	$6,560.0	$1,618.2	$1,816.0	$1,816.0
Advisory and Wealth Management Fees	47.8	-	-	-	-	-	-
Premium	5,153.8	567.4	159.5	159.5	66.6	34.5	34.5
Net Investment Income	2,960.2	3,143.0	2,829.4	2,576.9	787.8	927.7	927.7
Net Gains (Losses) on Derivatives and Investments	(809.3)	(6,713.7)	(6,450.7)	(6,449.8)	2,358.4	2,705.6	2,705.6
Other Income (Loss)	65.0	68.8	64.0	85.3	(3.8)	23.2	23.2
Total Revenues	**$13,677.4**	**$3,478.4**	**$3,206.2**	**$2,931.9**	**$4,827.2**	**$5,507.0**	**$5,507.0**
Benefits and Expenses							
Death, Other Policy Benefits and Change in Policy Reserves, Net of Deferrals	6,967.0	1,464.4	1,283.8	1,262.1	988.1	282.7	282.7
Interest Credited on Other Contract Holder Funds, Net of Deferrals	1,556.2	1,640.5	1,210.0	951.8	406.1	222.5	222.5
Interest Expense	86.2	98.5	88.4	96.4	41.8	6.1	19.2
Operating Costs and Other Expenses, Net of Deferrals	1,583.9	2,067.0	984.1	934.4	523.1	598.3	598.3
Cost of Reinsurance	-	-	2,520.1	2,520.1	-	-	-
Amortization of Deferred Acquisition and Sales Inducement Costs	1,091.5	(980.7)	(389.2)	(405.2)	1,044.0	812.0	812.0
Total Benefits and Expenses	11,284.8	4,289.7	5,697.2	5,359.6	3,003.1	1,921.6	1,934.7
Pretax Income (Loss) Before Noncontrolling Interests	2,392.6	(811.3)	(2,491.0)	(2,427.8)	1,824.1	3,585.4	3,572.3
Income Tax Expense (Benefit)	338.3	(368.9)	(853.9)	(840.2)	33.2	585.6	582.8
Net Income (Loss)	**2,054.3**	**(442.4)**	**(1,637.1)**	**(1,587.6)**	**1,790.9**	**2,999.8**	**2,989.5**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	68.7	54.7	(3.6)	(3.6)	(5.8)	68.3	68.3
Net Income (Loss) Attributable to Jackson Financial Inc.	**$1,985.6**	**$(497.1)**	**$(1,633.5)**	**$(1,584.0)**	**$1,796.7**	**$2,931.5**	**$2,921.2**

1. The unaudited Pro Forma condensed financial information presents the historical financial statements of the Company as if the debt financing transactions, debt restructuring transactions and Athene Reinsurance Transaction had been completed as of January 1, 2020 for purposes of the unaudited Pro Forma condensed statement of income (loss). See Form 10 for additional information.

49

Non-GAAP Reconciliation: Adjusted Operating Earnings

($ million)	Years Ended December 31,			Three Months Ended March 31,	
	2018	2019	2020	2020	2021
Net Income (loss) Attributable to Jackson Financial Inc.	$1,985.6	$(497.1)	$(1,633.5)	$1,796.9	$2,931.5
Income Tax Expense (Benefit)	338.3	(368.9)	(853.9)	33.2	585.6
Pretax Income (Loss) Attributable to Jackson Financial Inc.	2,323.9	(866.0)	(2,487.4)	1,830.1	3,517.1
Non-Operating Adjustments					
Fees Attributable to Guarantee Benefit Reserves	(2,239.2)	(2,376.8)	(2,509.0)	(606.9)	(671.6)
Net Movement in Freestanding Derivatives	(604.7)	6,595.2	4,661.7	(12,058.2)	3,030.7
Net Reserve and Embedded Derivative Movements	1,588.3	(60.3)	3,183.5	10,252.6	(4,592.2)
Net Realized Investment (Gains) Losses	292.5	141.2	(817.4)	299.9	(1,050.2)
DAC and DSI Impact	612.4	(898.4)	(1,260.5)	632.8	695.9
Assumption Changes	198.5	80.5	(127.5)	-	-
Loss on Athene Reinsurance Transaction	-	-	2,081.6	-	-
Net Investment Income on Funds Withheld Assets	(310.5)	(329.8)	(791.8)	(84.7)	(290.8)
Other Items	53.3	40.4	41.1	10.0	(5.7)
Total Non-Operating Adjustments	**(409.4)**	**3,192.0**	**4,461.7**	**(1,554.5)**	**(2,883.9)**
Pretax Adjusted Operating Earnings	1,914.5	2,326.0	1,974.3	275.4	633.2
Operating Income Taxes	237.9	290.0	94.1	(37.6)	65.1
Adjusted Operating Earnings	**$1,676.6**	**$2,036.0**	**$1,880.2**	**$313.0**	**$568.1**

50

Non-GAAPReconciliation: PretaxAdjusted Operating Earnings by Segment – 2020 Year Ended December 31, 2020 Retail Closed Life and Institutional Corporate Intersegment Total ($ million) Annuities Annuity Blocks Products and Other Eliminations Consolidated Operating Revenues Fee Income $3,470.2 $512.5—$165.5 $(65.9) $4,082.3 Premium - 172.3 ——172.3 Net Investment Income 930.4 758.8 354.8 (142.7) 163.2 2,064.5 Income on Operating Derivatives 48.0 58.3—21.2—127.5 Other Income 29.9 24.9 1.6 7.6—64.0 Total Operating Revenues 4,478.5 1,526.8 356.4 51.6 97.3 6,510.6 Operating Benefits and Expenses Death, Other Policy Benefits and Change in Policy Reserves, Net of Deferrals 54.4 915.6 ——970.0 Interest Credited on Other Contract Holder Funds, Net of Deferrals 531.8 428.2 250.0 — 1,210.0 Interest Expense 27.3—16.5 44.6—88.4 Operating Costs and Other Expenses, Net of Deferrals 1,797.2 165.8 4.8 201.4—2,169.2 Deferred Acquisition and Sales Inducements Amortization 61.9 17.0 — 19.8 98.7 Total Operating Benefits and Expenses 2,472.6 1,526.6 271.3 246.0 19.8 4,536.3 Pretax Adjusted Operating Earnings $2,005.9 $0.2 $85.1 $(194.4) $77.5 $1,974.3 51

Non-GAAPReconciliation: PretaxAdjusted Operating Earnings by Segment – 2020 Q1 (1) Three Months Ended March 31, 2020 Retail Closed Life and Institutional Corporate Intersegment Total ($ million) Annuities Annuity Blocks Products and Other Eliminations Consolidated Operating Revenues Fee Income $857.5 $130.0—$44.1 $(23.5) $1,008.1 Premium - 69.9 ——69.9 Net Investment Income 396.7 192.5 112.3 (16.4) 34.4 719.5 Income on Operating Derivatives 11.0 7.3—3.2—21.5 Other Income 0.1 (6.6) 1.6 1.1—(3.8) Total Operating Revenues 1,265.3 393.1 113.9 32.0 10.9 1,815.2 Operating Benefits and Expenses Death, Other Policy Benefits and Change in Policy Reserves, Net of Deferrals 8.3 148.7—— 157.0 Interest Credited on Other Contract Holder Funds, Net of Deferrals 224.2 108.3 73.6 — 406.1 Interest Expense 8.8—8.6 24.4—41.8 Operating Costs and Other Expenses, Net of Deferrals 443.1 39.7 1.3 38.7—522.8 Deferred Acquisition and Sales Inducements Amortization 405.1 3.8 — 3.2 412.1 Total Operating Benefits and Expenses 1,089.5 300.5 83.5 63.1 3.2 1,539.8 Pretax Adjusted Operating Earnings $175.8 $92.6 $30.4 $(31.1) $7.7 $275.4 1. Unaudited financial information. 52

Non-GAAPReconciliation: PretaxAdjusted Operating Earnings by Segment – 2021 Q1 (1) Three Months Ended March 31, 2021 Retail Closed Life and Institutional Corporate Intersegment Total ($ million) Annuities Annuity Blocks Products and Other Eliminations Consolidated Operating Revenues Fee Income $995.7 $125.2—$35.6 $(15.2) $1,141.3 Premium - 37.5 ——37.5 Net Investment Income 205.1 256.5 63.7 (36.1) 48.7 537.9 Income on Operating Derivatives 14.0 20.2—4.3—38.5 Other Income 11.6 9.7—1.9—23.2 Total Operating Revenues 1,226.4 449.1 63.7 5.7 33.5 1,778.4 Operating Benefits and Expenses Death, Other Policy Benefits and Change in Policy Reserves, Net of Deferrals 6.0 221.2 ——227.2 Interest Credited on Other Contract Holder Funds, Net of Deferrals 67.3 103.6 51.6 — 222.5 Interest Expense 5.2—0.9 — 6.1 Operating Costs and Other Expenses, Net of Deferrals 475.4 40.7 1.3 55.9—573.3 Deferred Acquisition and Sales Inducements Amortization 104.2 4.8 — 7.1 116.1 Total Operating Benefits and Expenses 658.1 370.3 53.8 55.9 7.1 1,145.2 Pretax Adjusted Operating Earnings $568.3 $78.8 $9.9 $(50.2) $26.4 $633.2 1. Unaudited financial information. 53

Non-GAAPReconciliation:Adjusted Book Value and Adjusted Operating ROE Years Ended December 31, Three Months Ended March 31, ($ million, except percentages) 2018 2019 2020 2020 2021 Net Income (loss) Attributable to Jackson Financial Inc. $1,985.6 $(497.1) $(1,633.5) $1,796.7 $2,931.5 Adjusted Operating Earnings 1,676.6 2,036.0 1,880.2 313.0 568.1 Total Stockholders’ Equity 7,583.2 6,836.5 9,428.6 8,154.0 9,983.9 Affiliated Surplus Note Impact on Additional Paid-in Capital - 2,000.0 ——Affiliated Bank Loan Impact on Retained Earnings - 350.0 ——Exclude Accumulated Other Comprehensive Income Attributable to Jackson 225.3 (2,396.7) (2,607.8) 1,963.0 (1,169.7) Financial Inc. (1) Adjusted Book Value $7,808.5 $6,789.8 $6,820.8 $6,191.0 $8,814.2 ROE 26.7% (6.9)% (20.1)% 95.9% 120.8% Adjusted Operating ROE 20.9% 28.0% 27.6% 19.3% 29.1% 1. AOCI excludes $1,212.8 million and $272.8 million related to the investments held within the funds withheld account related to the Athene Reinsurance Transaction as of December 31, 2020 and March 31, 2021, respectively. 54

Glossary of Terms • ABS: Asset-Backed Securities • ALM: Asset and Liability Management • AOCI: Accumulated Other Comprehensive Income • AUM: Assets Under Management (including general account investments and separate account assets) • CAL: Company Action Level required capital • CARVM: Commissioners’ Annuity Reserve Valuation Method • CSV: Cash Surrender Value • CMBS: Commercial Mortgage-Backed Securities • DAC: Deferred Acquisition Cost • DTA: Deferred Tax Asset • FIA: Fixed Index Annuities • FHLB: Federal Home Loan Bank • GIC: Guaranteed Investment Contracts • GMAB: Guaranteed Minimum Accumulation Benefits • GMDB: Guaranteed Minimum Death Benefits • GMIB: Guaranteed Minimum Income Benefits • GMWB: Guaranteed Minimum Withdrawal Benefits • GMWB for Life: Guaranteed Minimum Withdrawal Benefit for Life • LTV: Loan to Value • LIMRA: Life Insurance Marketing and Research Association International • Moneyness: Benefit base in excess of account value • MTN: Medium Term Note Funding Agreements • NPS: Net Promoter Score • RBC: Risk Based Capital • RIA: Registered Investment Advisor • RILA: Registered Index Linked Annuity • REO: Real Estate Owned • TAC: Total Adjusted Capital • VIX: CBOE Volatility Index